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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of H.B. Fuller Company of our report dated January 8, 1999 relating to the financial statements, which appears in the Annual Report of Form 10-K. We also consent to the incorporation by reference of our report dated January 8, 1999 relating to the financial statement schedules, which appears in the Form 10-K


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
October 15, 1999